UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2022

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Governance Agreement with FF Top and FF Global

On September 23, 2022, Faraday Future Intelligent Electric Inc. (the “Company”) entered into a Heads of Agreement (the “Heads of Agreement”) with FF Global Partners LLC (“FFGP”) and FF Top Holding LLC (“FF Top”), the largest holder of the Company’s common stock. Pursuant to the Heads of Agreement:

●	FF Top and FFGP agreed to cause all actions in the Court of Chancery of the State of Delaware, or any other forum, filed by FF Top, FF Global and/or any of their respective controlled affiliates as of the effective date of the Heads of Agreement, naming the Company or any of its directors or officers, to be dismissed without prejudice no later than September 27, 2022;

●	Effective as of September 23, 2022, the Company (a) increased the size of the board of directors of the Company (the “Board”) from nine to ten, (b) appointed Mr. Adam He to fill the vacancy resulting from such increase in the size of the Board until the 2022 annual general meeting of stockholders of the Company (the “2022 AGM”), (c) appointed Mr. He to the Audit Committee and the Nominating and Corporate Governance Committee of the Board and (d) agreed to not remove Mr. He from either committee prior to the 2022 AGM;

●	Effective as of September 23, 2022, Mr. Jordan Vogel, as the Lead Independent Director of the Company, resigned as a member of the Nominating and Corporate Governance Committee of the Board and agreed to not thereafter to seek or accept reappointment thereto; and

●

The Company, FFGP and FF Top agreed to the following matters, and have further agreed to work expeditiously, cooperatively and in good faith to draft, negotiate, execute and deliver definitive documentation, including an amendment to the Shareholder Agreement dated July 21, 2021 between FF Top and the Company (the “Shareholder Agreement”), by no later than September 30, 2022 (or such later date as may be agreed by the Company, FFGP and FF Top in writing), with the Heads of Agreement constituting the binding agreement of the parties with respect to such matters unless and until such further definitive documentation is entered into:

o	the resignation of the Company’s Executive Chairperson, Ms. Susan Swenson, from all non-director positions at the Company and all Board leadership and Board committee positions, upon the Company receiving $13.5 million in funding that is immediately available for the Company’s general use, of which $7.5 million was funded as of September 23, 2022 (as described below). It was also agreed that Ms. Swenson would not thereafter seek or accept new non-director positions at the Company;

o	the reinstitution of the former FF Transformation Committee, to be comprised of the Company’s Global CEO, Founder/Chief Product and User Ecosystem Officer, Chief Financial Officer and General Counsel and other senior leadership team members invited by members of the FF Transformation Committee from time to time, with an FF Top designee being given committee observer status subject to certain customary non-disclosure and confidentiality agreements; and

o	subject to the Company having entered into definitive agreements providing for at least $85.0 million of additional or (in certain circumstances, accelerated) financing commitments in the aggregate and having received funding of at least $35.0 million in connection therewith (it being understood that the $15.0 million of aggregate Third Bridge Note and Fourth Bridge Note commitments (each as defined below) shall be excluded from the $85.0 million and $35.0 million thresholds) (the “Implementation Condition”):

▪	the Company’s will call, convene, hold and complete the 2022 AGM on the earliest date permitted under Delaware law and applicable Nasdaq and SEC requirements;

▪	the size of the Board will be reduced to seven members effective with the directors to be elected at the 2022 AGM;

▪	the following individuals will be nominated for election to the Board and included on the Board’s recommended slate at the 2022 AGM: (a) Carsten Breitfeld, (b) three directors selected by FF Top, at least one of whom will be an independent director, and (c) three independent directors selected by a committee, consisting of a designee from the Nominating and Corporate Governance Committee of the Board reasonably acceptable to FF Top, the Global CEO of the Company and a person designated by FF Top reasonably acceptable to the Company (the “Selection Committee”), from a pool of candidates recruited with the assistance of an executive search firm;

▪	no re-nomination of existing directors of the Company (other than Mr. Breitfeld and Mr. He) at the 2022 AGM without the consent of the Selection Committee;

▪	FF Top’s right to maintain three FF Top-nominated directors on the Board through the Company’s 2026 annual general meeting of stockholders (subject to certain conditions) as long as FF Top maintains a Shareholder Share Percentage (as defined in the Shareholder Agreement) of at least five percent (5%), and thereafter the right to nominate directors to the Board based on the formula in the Shareholder Agreement between the Company and FF Top; and

▪

the resignation of Ms. Susan Swenson and Mr. Brian Krolicki as directors of the Company. It was also agreed that (i) Ms. Swenson and Mr. Krolicki would not thereafter seek or accept re-appointment, re-nomination or re-election to the Board and (ii) that following their resignations from the Board, their seats would be left empty until the 2022 AGM (which would result in the Company having an eight person Board until the 2022 AGM).

As of September 25, 2022, the Company had received $85.0 million in financing commitments (as described below) towards satisfaction of the Implementation Condition, none of which has been funded as of such date.

In connection with the Heads of Agreement, on September 23, 2022, the Company entered into a Mutual Release (the “Mutual Release”) with FFGP, its executive committee members and their controlled affiliates, FFGP’s controlled affiliates (including FF Top), and the directors of the Company and their controlled affiliates (collectively, and together with the Company, the “Release Parties”), pursuant to which the Release Parties agreed to a mutual release of claims and to settle various matters among them, including with respect to any differences that arose out of the Company directors’ service as a director, employee, officer or manager of the Company up through and including the date of the Mutual Release, subject to customary exceptions.

The foregoing descriptions of the Heads of Agreement and Mutual Release are summaries and are qualified in their entirety by reference to the full texts of the Heads of Agreement and Mutual Release, filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes

On September 23, 2022, the Company entered into that certain Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes (the “Amendment”) with its subsidiaries party thereto, FF Simplicity Ventures LLC, an affiliate of ATW Partners LLC, as administrative and collateral agent (in such capacity, the “Agent”) and purchaser and RAAJJ Trading LLC, as purchaser (together with FF Simplicity Ventures LLC, the “Purchasers”), to amend, among other things, (a) that certain Securities Purchase Agreement, dated as of August 14, 2022, by and among the Company, its subsidiaries party thereto, the Purchasers and the Agent (the “Existing SPA”), (b) that certain Convertible Senior Secured Promissory Note in favor of FF Simplicity Ventures LLC in the principal amount of $25.0 million, dated as of August 15, 2022 (the “Existing FSV Convertible Note”), and (c) that certain Convertible Senior Secured Promissory Note in favor of FF Simplicity Ventures LLC in the principal amount of $10.0 million, dated as of September 14, 2022 (the “Existing Second Bridge Note”). Please refer to the Current Report on Form 8-K that was filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on August 15, 2022 (the “Existing SPA 8-K”) for a description of the key terms of the Existing SPA.

Pursuant to the Existing SPA, the Purchasers were required to purchase an additional $15.0 million of the Company’s senior secured convertible notes on or prior to October 11, 2022, subject to certain closing conditions. Pursuant to the Amendment, the Purchasers agreed to accelerate such funding obligations, with $7.5 million aggregate principal amount of such notes (the “Third Bridge Notes”) being funded and issued on September 23, 2022, and the remaining $7.5 million aggregate principal amount (the “Fourth Bridge Notes”) being funded as follows: (i) $5.5 million of which is to be funded and issued upon the later of (A) September 30, 2022 and (B) the filing by the Company of an amendment to its Registration Statement on Form S-1 (File No. 333-258993) (the “Form S-1”) and (ii) $2.0 million of which is to be issued and sold upon the later of (A) October 7, 2022 and (B) the filing by the Company of an amendment to the Form S-1, in each case subject to certain closing conditions. The Purchasers also agreed under the Amendment to purchase an additional $5.0 million in aggregate principal amount of the Company’s senior secured convertible notes (the “Fifth Bridge Notes” and together with the Third Bridge Notes and Fourth Bridge Notes, the “Additional Bridge Notes”) upon the filing by the Company of an amendment to the Form S-1, subject to certain closing conditions. The Fifth Bridge Notes are not required to be funded to the extent that the Company receives $10.0 million in additional financing (including pursuant to the Joinder described below). The Additional Bridge Notes are convertible into shares of the Company’s Class A common stock at a conversion price equal to $2.69 (which has been adjusted downward to $1.05 pursuant to the Joinder described below), mature on August 14, 2026 (or earlier under certain conditions set forth in the Existing SPA as amended by the Amendment) and are otherwise subject to the same terms and conditions disclosed by the Company in the Existing SPA 8-K as applicable to the Notes and Bridge Notes described therein.

As a closing condition under the Amendment for funding of each of the Additional Bridge Notes, the Company is required to deliver to each of the Purchasers a warrant (a “Warrant”) registered in the name of such Purchaser to purchase up to a number of shares of the Company’s Class A common stock equal to 33% of such shares (except for the Fifth Bridge Notes, which shall equal 100% of such shares) issuable to such Purchaser upon conversion of the Note, with an exercise price equal to $5.00 per share, subject to full ratchet anti-dilution protection and other adjustments, and which is exercisable for seven years on a cash or cashless basis. The Company may repurchase the Warrants for $0.01 per Warrant share if and to the extent the volume weighted average price of the Company’s Class A common stock during 20 of out 30 trading days prior to the repurchase is greater than $15.00 per share, subject to certain additional conditions. On September 23, 2022, the Company issued a Warrant to the Purchaser exercisable for 920,074 shares of the Company’s Class A common stock, concurrent with the funding of the $7.5 million Third Bridge Notes commitment.

Additionally, the Amendment has removed the six-month lock-up period that otherwise applies to the Existing FSV Convertible Note and (per the Joinder) the Existing Second Bridge Note, reduced the conversion price of the Existing FSV Convertible Note to $1.05, and reduced the lock-up period that otherwise applies to each Third Bridge Note, Fourth Bridge Note, Fifth Bridge Note, and other Incremental Note (as defined in the Existing SPA) from six months to three months. The Amendment also provides that the Existing Notes (as defined in the Existing SPA) will be secured by the grant of a second lien upon substantially all of the personal and real property of the Company and its subsidiaries, as well as a guaranty by substantially all of the Company’s domestic subsidiaries, in each case, subject to the exceptions set forth in the Guarantee and Collateral Agreement (each as defined in the Existing SPA as amended by the Amendment).

As additional consideration for the Agent’s entering into the Amendment, the Company has also issued to the Agent a warrant to purchase ten (10) shares of the Company’s Class A common stock (the “Adjustment Warrant”). The terms of the Adjustment Warrants are the same as the Warrants described above, except that the Adjustment Warrant (i) has an exercise price equal to $0.50 per share and (ii) does not have the optional repurchase provision described above if stock trades above $15.00 per share. The full ratchet anti-dilution provision in the Notes held by the ATW Investors was waived in connection with the issuance of the Adjustment Warrant.

The foregoing description of the Amendment, the Additional Bridge Notes, the Warrants and the Adjustment Warrant is a summary and is qualified in its entirety by reference to the full text of the Amendment, the Form of Convertible Senior Secured Promissory Note, the Form of Common Stock Purchase Warrant and the Adjustment Warrant filed as Exhibits 10.3, 10.4, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Joinder and Amendment Agreement with Senyun International Ltd.

On September 25, 2022, the Company entered into a Joinder and Amendment Agreement (the “Joinder”) with Senyun International Ltd., an affiliate of Daguan International Limited (the “New Purchaser”), the Agent, as administrative agent, collateral agent, and Purchaser, and RAAJJ Trading LLC, as affected Purchasers under the Existing SPA (as amended by the Amendment, the “SPA”), pursuant to which the New Purchaser agreed to purchase Incremental Notes under the SPA in an aggregate principal amount of up to $60.0 million (collectively, the “New Notes”) in installments as follows: (a) $10.0 million in principal amount of New Notes on the date that is no later than the later of (i) September 28, 2022 and (ii) the Company’s completion of due diligence that is currently in process of the New Purchaser and its direct and indirect beneficial owners and financing sources, which due diligence is required to be completed no later than October 31, 2022, (b) $10.0 million in principal amount of New Notes on a date that is no later than the later of (i) October 14, 2022 and (ii) the Company’s completion of due diligence that is currently in process of the New Purchaser and its direct and indirect beneficial owners and financing sources, which due diligence is required to be completed no later than October 31, 2022, (c) $10.0 million in principal amount of New Notes on a date that is not later than 15 business days after (i) the effectiveness of the Form S-1(it being understood that the Form S-1 shall be amended by a filing to be made after the date of the Joinder so that the Form S-1 registers the resale by the Purchasers of all shares issuable pursuant to the Financing Documents (as defined below)) and (ii) the Company’s completion of due diligence that is currently in process of the New Purchaser and its direct and indirect beneficial owners and financing sources, which due diligence is required to be completed no later than October 31, 2022, (d) $10.0 million in principal amount of New Notes on a date that is not later than 30 business days after (i) the effectiveness of the Form S-1, (ii) the approval of the Company’s stockholders under the applicable rules and regulations of the Nasdaq Stock Market of the issuance of all of the shares of Company Class A common stock underlying the various convertible notes and warrants of the Company issued and issuable pursuant to the Financing Documents in excess of 19.99% of the issued and outstanding shares of Company common stock (the “Shareholder Approval”) and (iii) the Company’s completion of due diligence that is currently in process of the New Purchaser and its direct and indirect beneficial owners and financing sources, which due diligence is required to be completed no later than October 31, 2022, and (e) $20.0 million in principal amount of New Notes on a date that is no later than ten (10) business days after (i) official delivery of FF91 to the first batch of bona fide customers is made, (ii) Shareholder Approval is received and (iii) the Company’s completion of due diligence that is currently in process of the New Purchaser and its direct and indirect beneficial owners and financing sources, which due diligence is required to be completed no later than October 31, 2022. Pursuant to the Joinder, the New Purchaser has all of the same rights and obligations as a Purchaser under the SPA and all documents, instruments and agreements contemplated therein or thereby (collectively, and together with the Joinder, the “Financing Documents”). In addition to the New Purchaser’s commitment as set forth in the Joinder, the Joinder effectuated certain other amendments to the SPA, including, among other things, permitting the New Notes to be funded in accordance with the Joinder.

The New Notes are subject to an original issue discount of 10%, and are convertible into shares of the Company’s Class A common stock at a conversion price equal to $1.05, subject to customary adjustments, including full ratchet anti-dilution protection. As a result of the issuance of the New Notes, the conversion price of the Initial Bridge Notes (as defined in the Existing SPA) was adjusted downward to $0.8925 and the conversion price of each of the Existing Second Bridge Notes, the Third Bridge Notes, the Fourth Bridge Notes and the Fifth Bridge Notes was adjusted downward to $1.05. The shares of the Company’s Class A common stock issuable upon conversion of the New Notes purchased by the New Purchaser in respect of its first $20.0 million investment are not transferable for 30 days without the prior written consent of the Company (which consent shall not be unreasonably withheld), and the shares of the Company’s Class A common stock issuable upon conversion of the New Notes purchased by the New Purchaser in respect of its remaining $40.0 million investment are not transferable for three months without the prior written consent of the Company (which consent shall not be unreasonably withheld). Additionally, the New Notes will not contain a “Beneficial Ownership Limitation” as set forth in the Form of Convertible Senior Secured Promissory Note filed as Exhibit 10.4 to this Current Report on Form 8-K, and will provide that the New Purchaser will not vote or control the vote of shares of the Company’s Class A common stock in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of the Company’s Class A common stock upon conversion of the New Notes (subject to certain exceptions).

The obligation of the New Purchaser to purchase the New Notes on each applicable date described above (each, a “Funding Date”) is subject to the satisfaction or waiver of the following conditions (among others): (a) the Company has delivered to the New Purchaser a Warrant registered in the name of the New Purchaser to purchase up to a number of shares of the Company’s Class A common stock equal to 33% of the shares issuable upon conversion of the applicable New Note on such Funding Date, with an exercise price equal to $5.00, subject to adjustment therein; (b) the Company has paid all legal fees and other transaction expenses of the New Purchaser incurred through such Funding Date up to $200.0 thousand in the aggregate; (c) solely with respect to the fourth and fifth Funding Dates, the Company has obtained the Shareholder Approval; (d) solely with respect to the third, fourth and fifth Funding Dates, the Form S-1 has been declared effective by the SEC and the Company has made all filings required to be filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder; (e) the Company’s completion of due diligence that is currently in process of the New Purchaser and its direct and indirect beneficial owners and financing sources; and (f) the satisfaction of certain other customary closing conditions set forth in the Joinder.

The Company also agreed to solicit the Shareholder Approval and to use reasonable best efforts to file, as promptly as practicable following the date of the Joinder, an amendment to the Form S-1 to register the resale of all shares issuable to the New Purchaser pursuant to the Financing Documents.

The foregoing description of the Joinder is a summary and is qualified in its entirety by reference to the full text of the Joinder filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Exercise Agreement with ATW Investors

On September 23, 2022, the Company and investors affiliated with ATW Partners LLC (collectively, the “ATW Investors”) entered into a Warrant Exercise Agreement (the “Warrant Exercise Agreement”), pursuant to which, subject to the satisfaction of certain minimum trading price, minimum trading volume and certain other Equity Conditions (as described below), the Company will have the right, exercisable on one or more occasions prior to January 23, 2023, to require the ATW Investors to exercise on a cash basis (each, a “Forced Exercise”) certain warrants held by the ATW Investors, in part, in exchange for newly issued shares of the Company’s Class A common stock (the “Warrant Shares”) in an amount not to exceed (a) for any single Forced Exercise, $7.0 million in aggregate exercise price, and (b) for all Forced Exercises in the aggregate, the difference of (x) the maximum exercise price amount allowed under the Warrant Exercise Agreement (which is approximately $20.0 million) less (y) the aggregate exercise price of any voluntary exercises of the same warrants held by the ATW Investors after the date of the Warrant Exercise Agreement.

The “Equity Conditions” are defined in the Warrant Exercise Agreement to include (among others): (a) the effectiveness of one or more registration statements under the Securities Act, (b) the availability of the prospectus contained in such registration statement(s) for the resale of the applicable Warrant Shares, (c) the continued listing of shares of the Company’s Class A common stock on a national securities exchange, (d) no occurrence of any “Price Failure” (i.e., the volume weighted average price (VWAP) of the Company’s Class A common stock failing to exceed $0.85 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions) on any two (2) trading days during the ten (10) trading day measurement period immediately preceding the relevant determination date), subject to certain permitted adjustments, and (e) no occurrence of any “Volume Failure” (i.e., the aggregate daily dollar trading volume (as reported on Bloomberg) falling below $10.0 million on any two (2) trading days during the ten (10) trading day measurement period immediately preceding the relevant determination date).

Additionally, pursuant to the Warrant Exercise Agreement, the exercise price of certain existing warrants held by the ATW Investors prior to the date of the Warrant Exercise Agreement to purchase an aggregate of 29,158,364 shares of the Company’s Class A common stock was lowered to $0.50 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions) and the full ratchet anti-dilution provision in the other existing warrants held by the ATW Investors prior to the date of the Warrant Exercise Agreement was waived in connection with the issuance of the Adjustment Warrant.

The foregoing description of the Warrant Exercise Agreement is a summary and is qualified in its entirety by reference to the full text of the Warrant Exercise Agreement filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting Agreements by FF Top Holding LLC and Season Smart Limited

On September 23, 2022, the Company entered into a letter agreement with each of FF Top (the “FF Top Voting Agreement”) and Season Smart Limited, an indirect subsidiary of China Evergrande Group (“Season Smart”) (the “Season Smart Voting Agreement”), the two largest holders of the Company’s common stock, pursuant to which each of FF Top and Season Smart has agreed to vote, with respect to all shares of Company voting stock over which such party has voting control, in favor of any resolution presented to the stockholders of the Company at a stockholders’ meeting to approve, among other things:

●	the issuance, in the aggregate, of more than 19.999% of the number of shares of outstanding Company common stock (under Nasdaq Rule 5635(d)) as a result of:

o	the issuance of up to (x) $57.0 million in principal amount of senior secured Tranche A convertible notes at a conversion price of not below $1.05 per share of the Company’s Class A common stock for $27.0 million, and the remainder ($30.0 million) at a conversion price of not below $2.69 per share of the Company’s Class A common stock, (y) $57.0 million in principal amount of senior secured Tranche B convertible notes at a conversion price of not below $1.05 per share of the Company’s Class A common stock for $27.0 million, and the remainder ($30.0 million) at a conversion price of not below $2.69 per share of the Company’s Class A common stock, and (z) 26,822,724 shares of the Company’s Class A common stock upon the exercise of associated warrants, in each case, pursuant to the Existing SPA (as then amended) and subject to the full-ratchet anti-dilution and most favored nation protections therein;

o	the issuance of up to 73,675,656 shares of the Company’s Class A common stock upon the exercise of all previously issued convertible notes and warrants of the Company;

o	the issuance of up to $60.0 million in principal amount of senior secured convertible notes pursuant to the Joinder by Senyun International Ltd. and/or its affiliates; and

o	an increase to the number of authorized shares of Company common stock to 900.0 million

In addition, each of FF Top and Season Smart have agreed in their respective voting agreements that, subject to the consent of such FF Top and Season Smart (with respect to each such party’s respective voting agreement), which consent is not to be unreasonably withheld, conditioned or delayed, the Company may seek to further increase the number of authorized shares of Company common stock to, up to a maximum of 1.5 billion shares and such party agrees to vote all shares with respect to which it has voting power in favor of any resolutions presented to stockholders to effect such increase in the number of authorized shares.

FF Top’s and Season Smart’s obligations pursuant to their respective voting agreements are conditioned on the accuracy of certain representations, compliance by the Company with certain covenants and the satisfaction of certain conditions, in each case as further set forth in the applicable voting agreement. Such conditions include, among others, satisfaction of the Implementation Condition (defined above), the execution of the further definitive documentation contemplated by the Heads of Agreement by no later than October 7, 2022, compliance by the Company with its obligations pursuant to the Heads of Agreement and all further definitive documents and the occurrence of the obligations set forth in the Heads of Agreement with respect to Ms. Swenson and Mr. Krolicki.

The Company also agreed in the FF Top Voting Agreement and the Season Smart Voting Agreement that FF Top may vote its shares of Company common stock in favor of each of the Krolicki and Swenson removal proposals (if any), that neither FF Top nor the Company has any obligation to nominate or reappoint Mr. Krolicki or Ms. Swenson to the Board at any time following their resignation or removal for any reason, that neither Mr. Krolicki nor Ms. Swenson shall be re-appointed or re-nominated to the Board following their resignation or removal and that neither Mr. Krolicki nor Ms. Swenson shall be (re)hired, (re)engaged or (re)appointed to any position at the Company following their resignation or removal from their respective non-Board roles (if any) at the Company.

The foregoing description of the FF Top Voting Agreement and the Season Smart Voting Agreement is a summary and is qualified in its entirety by reference to the full text of the FF Top Voting Agreement and the Season Smart Voting Agreement filed as Exhibits 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the issuance of the Additional Bridge Notes and the New Notes is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated into this Item 3.02 by reference. The offer, sale and issuance of the Additional Bridge Notes, the New Notes, the Warrants and the Adjustment Warrant to the Holders and the New Purchaser were made in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Heads of Agreement (as described above under Item 1.01), on September 23, 2022, the Company increased the size of the Board from nine to ten members and appointed Mr. Adam (Xin) He as a director of the Company to fill the vacancy resulting from such increase in the size of the Board until the 2022 AGM. On the same date, the Board also appointed Mr. He to serve as a member of the Audit and Nominating and Corporate Governance Committees of the Board.

Adam (Xin) He is 49 years old and has served as the Chief Financial Officer of Wanda America Investment Holding Co., a U.S. affiliate of Wanda Group, a Fortune Global 500 conglomerate, since May 2012 and as the Chief Executive Officer of Professional Diversity Network, Inc. (Nasdaq: IPDN) since June 2020. Prior to that, Mr. He served as the Chief Financial Officer and the audit committee chair of the board of directors of Professional Diversity Network, Inc. from March 2019 to June 2020. From February 2021 to February 2022, Mr. He served as a director and Audit Committee Chair of Nasdaq-listed Baosheng Media Group Holdings Limited. He also served as an independent board director at iFresh Inc. and Energy Focus Inc., both listed on the Nasdaq. From 2010 to 2012, he served as Financial Controller of NYSE-listed Xinyuan Real Estate Co., a top developer of large scale, high quality residential real estate projects. Prior to that, Mr. He worked as an auditor at Ernst & Young LLP in New York, and held various roles at Chinatex Corporation and an architecture company. He is a member of the Financial Executives International and an executive board director of the China General Chamber of Commerce Chicago. Mr. He obtained a bachelor and master of Science in Taxation from Central University of Finance and Economics in Beijing, and a master of Science in Accounting from Seton Hall University in New Jersey. He is a Certified Public Accountant, both in China and in New York state.

In connection with this appointment, Mr. He is expected to enter into an indemnity agreement with the Company on the same terms as the indemnity agreements entered into by the directors and executive officers of the Company at the time of the Company’s July 2021 business combination with Property Solutions Acquisition Corp.

Pursuant to the Heads of Agreement, effective as of September 23, 2022, Mr. Jordan Vogel resigned as a member of the Nominating and Corporate Governance Committee of the Board and agreed to not thereafter to seek or accept reappointment thereto.

As described above, under the Heads of Agreement, Sue Swenson, as the Executive Chairperson, and Brian Krolicki, as the Former Chairman, agreed that following their resignations from the Board (and, in the case of Ms. Swenson, from her role as Executive Chairperson) pursuant to the terms (and subject to the conditions) of the Heads of Agreement, they will not seek or accept re-appointment, re-nomination or re-election to the Board (and, in the case of Ms. Swenson, any non-Board roles). Additionally, under the Mutual Release, each director of the Company agreed to irrevocably waives any and all rights (if any) he or she may have under or in connection with Section 2.1 of the Shareholder Agreement to seek re-election, re-nomination or reappointment to the Board.

Item 7.01. Regulation FD Disclosure.

On September 26, 2022, the Company issued a press release regarding the foregoing matters, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with the previously disclosed fundraising discussions, the Company disclosed to certain potential investors the preliminary unaudited condensed consolidated balance sheet of the Company as of August 31, 2022, a copy of which is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

As of September 21, 2022, the Company’s cash position in the U.S. was $33.5 million, including restricted cash of $2.1 million. Under its most recent forecast, the Company anticipates an operating cash burn of approximately $293.0 million for the period from September 1, 2022 to December 31, 2022 and approximately $708.0 million for the full-year 2022.

As part of ongoing efforts to conserve cash and reduce expenses, the Company recently implemented headcount reductions and other expense reduction and payment delay measures. Further efforts, including additional headcount reductions, may be undertaken in response to the Company’s financial condition and market conditions. In light of these efforts, the Company no longer expects to begin deliveries of the FF 91 in the third or fourth quarter of 2022.

The Company is in ongoing discussions with potential financing sources for additional capital required to fund operations through the end of 2022 and beyond. Upon successful conclusion of these efforts, the Company expects to announce a new timetable for production and delivery of the FF 91. No assurance is given that these efforts will conclude successfully.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, and include (among others) statements regarding anticipated financings and funding closings, expected cash burn rates and timing for production and delivery of the FF 91. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the Company’s ability to satisfy the conditions precedent and close on the various financings referred to in this Current Report on Form 8-K, the failure of any which could result in the Company seeking protection under the Bankruptcy Code; the satisfaction of the conditions to the voting agreements by FF Top and Season Smart, the further issuance of warrants and notes to affiliates of ATW Partners LLC, and the issuance of the New Notes to the New Purchaser; the ability of the Company to agree on definitive documents to effectuate the governance changes with FF Top; the Company’s ability to remain in compliance with the listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”) and to continue to be listed on Nasdaq; the ability of the Company to obtain the Shareholder Approval; the outcome of the SEC and U.S. Department of Justice investigations relating to the matters that were the subject of the Special Committee investigation; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; and the ability of the Company to attract and retain employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1/A filed on August 30, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
4.1	Form of Common Stock Purchase Warrant.
4.2	Form of Adjustment Warrant
10.1	Heads of Agreement, dated as of September 23, 2022, by and among Faraday Future Intelligent Electric Inc., FF Global Partners LLC and FF Top Holding LLC.
10.2	Mutual Release, dated as of September 23, 2022, among Faraday Future Intelligent Electric Inc., FF Global Partners LLC, FF Top Holding LLC and the other parties thereto.
10.3*	Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, dated as of September 23, 2022, by and among Faraday Future Intelligent Electric Inc, the credit parties from time to time party thereto, the financial institutions or other entities from time to time party thereto and FF Simplicity Ventures LLC, as administrative and collateral agent.
10.4	Form of Convertible Senior Secured Promissory Note.
10.5	Joinder and Amendment Agreement, dated as of September 25, 2022, by and among Senyun International Ltd., FF Simplicity Ventures LLC, RAAJJ Trading LLC and Faraday Future Intelligent Electric Inc.
10.6	Warrant Exercise Agreement, dated as of September 23, 2022, among Faraday Future Intelligent Electric Inc. and the investors listed on the signature pages thereto.
10.7*	Letter Agreement Regarding Advanced Approval, dated as of September 23, 2022, between Faraday Future Intelligent Electric Inc. and FF Top Holding LLC.
10.8*	Letter Agreement Regarding Advanced Approval, dated as of September 23, 2022, between Faraday Future Intelligent Electric Inc. and Season Smart Ltd.
99.1	Press Release dated September 26, 2022.
99.2	Preliminary Unaudited Condensed Consolidated Balance Sheet of Faraday Future Intelligent Electric Inc. as of August 31, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

Date: September 26, 2022	By:	/s/ Becky Roof
	Name:	Becky Roof
	Title:	Interim Chief Financial Officer